Exhibit (C)(2)(F)

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Endesa Chile S.A.

Economic valuation and share exchange ratio

October 30th, 2015

Agenda Page

1 Summary of the results 3

1.1 Per company 4

1.2 Per country 5

2 Assumptions 6

2.1 Discount rate 7

2.2 Perpetual growth rate 8

3 Exchange ratio 9

3.1 Share exchange ratio 10

3.2 Sensitivity analysis of the economic values 11

3.3 Sensitivity analysis of the exchange ratio and 12

ownership interests

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Section 1

Summary of the results

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1.1 Per company

1.1 Valuation per company

Results:

The table below presents the equity valuation of the companies as of June 30th, 2015.

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1.2 Per country

1.2 Summary of the valuation per country

Results:

The table below presents the results of the economic valuation of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. as of June 30th, 2015, grouped by country:

(USD k) Enersis Endesa Chilectra

Américas Américas Américas

Colombia 2.916.563 1.062.965 275.247

Country Brazil Peru 2.556.073 2.626.378 1.644.470 990.166 176.956 400.169

Argentina — -

Subtotal 8.099.014 3.697.601 852.372

Net cash 943.719 31.431 8.844

Others Corporate cost adjustment (204.027) (20.866) (25.666)

Other adjustments 134.750 190.760 20.520

Total Equity 8.973.457 3.898.925 856.070

Total Equity (CLP k) 5.734.397.788 2.491.569.243 547.062.912

The economic value of the companies in Argentina amounts to USD 461 M, however no value has been allocated to these companies due to the high degree of political uncertainty together with the serious economic challenges and currency restrictions that Argentina is facing .

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Section 2

Assumptions

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2.1 Discount rate

2.1. Assumptions – Nominal Discount Rate

The discount rates (WACC ) in USD were estimated depending on the business line and country.

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2.2 Perpetual growth rate

2.2 Assumptions – Real perpetual growth rate

Real perpetual growth rates per type of business were defined depending on the projected long term

GDP and inflation of each country :

Country Long term Line of G

GDP business (perpetual)

Tx N/A

Peru 3 . 60% Dx 0 . 7%

Gx 0 . 0%

Tx N/A

Colom bia 4 . 1 0% Dx 0 . 8%

Gx 0 . 0%

Tx 1 . 6%

Brazil 3 . 1 0% Dx 0 . 6%

Gx 0 . 0%

Tx 0 . 0%

Argentina 2 . 00% Dx 0 . 0%

Gx 0 . 0%

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Section 3

Exchange ratio

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3.1 Share exchange ratio

3.1 Share exchange ratio

Share exchange ratio Enersis Am éricas Endesa Am éricas Chilectra

Am éricas

Equity v alue (CLP k) 3,697 ,91 3,1 40 2,491 ,569,243 547 ,062,91 2

Ownership of Endesa Am éricas (59,980931%)(CLP k) 1 ,494,466,440

Ownership of Chilectra Am éricas (99,07 7 87%)(CLP k) 542,01 8,208

Total Equity 5,734,397,788 2,491,569,243 547,062,912

N° Shares(N°) 49,092,7 7 2,7 62 8,201 ,7 54,580 1 ,1 50,7 42,1 61

Share Price(CLP/share) 1 1 7 304 47 5

Share exchange ratio—Shares Enersis Américas (1) 2.6007 4.0699

(1) Refer s to n u m ber of sh a r es of En er sis A m ér ica s th a t sh ou ld be deliv er ed to th e n on -con tr ollin g sh a r eh older s of En desa A m ér ica s a n d Ch ilectr a A m ér ica s, a s a r esu lt of th e m er g er .

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3.2 Sensitivity analysis of the economic values

3.2 Sensitivity analysis of the economic values

For the sensitivity analysis of the companies’ valuations, we modified the perpetual growth rates (g) in relation to the base scenario per country :

Peru and Colombia: g Distribution +/- 1%

Economic Valuation

Long term growth rate

USD k Min . Base Max .

Enersis Américas (pre-merger) 8,507 ,47 2 8,97 3,457 9,933,7 7 1

Endesa Américas (pre-merger) 3,853,1 1 7 3,898,925 3,967 ,035

Chilectra Américas (pre-merger) 7 51 ,927 856,07 0 1 ,031 ,1 04

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3.3 Sensitivity analysis of the exchange ratio and ownership interests

3.3. Sensitivity analysis of the exchange ratio and ownership interests

Sensitivity Analysis gmin g base g max

Endesa Américas 2 . 7 1 1 0 2 . 6007 2 . 3904

Chilectra Américas 3 . 7 7 06 4 . 0699 4 . 4282

Shareholders g min g base g max

Enersis(Enel) 51 . 29% 51 . 61% 52 . 23%

Enersis(Non Controlling) 33 . 31% 33 . 52% 33 . 92%

Non -Controlling Interest(ex Endesa Américas) 1 5 . 33% 1 4 . 80% 1 3 . 7 7%

Non -Controlling Interest(ex Chilectra Américas) 0 . 07% 0 . 07% 0 . 08%

Enersis Américas post -merger 100 .00% 100 .00% 100 .00%

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